                                                                     Exhibit 3.1

                     ARTICLES OF INCORPORATION OF GR-CANADA

YUKON JUSTICE

                            BUSINESS CORPORATIONS ACT
                                  (SECTION 174)
                                                                       FORM 6-01

                       RESTATED ARTICLES OF INCORPORATION

--------------------------------------------------------------------------------

1.               Name of Corporation:

                 GOLD RESERVE INC.

--------------------------------------------------------------------------------

2. The classes and any number of shares that the Corporation is authorized to issue:

                 The attached Schedule "A" is incorporated into and forms part of this form.

--------------------------------------------------------------------------------

3.               Restrictions, if any, on share transfers:

                 The attached Schedule "B" is incorporated into and forms part of this form.

--------------------------------------------------------------------------------

4.               Number (or minimum and maximum number) of directors:

                 Minimum 3 - Maximum 15

--------------------------------------------------------------------------------

5.               Restrictions, if any, on business the Corporation may carry on:

                 The corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.
--------------------------------------------------------------------------------

6.               Other provisions, if any:

                 The attached Schedule "C" is incorporated into and forms part of this form.

--------------------------------------------------------------------------------
The foregoing restated Articles of Incorporation correctly set out without substantive change the corresponding provisions of the Articles of Incorporation as amended and supersede the original Articles of Incorporation.
--------------------------------------------------------------------------------

7.          Date                    Signature                     Title

            11/18/98                /s/ A. Douglas Belanger       Director
--------------------------------------------------------------------------------

                                  SCHEDULE "A"

                         TO ARTICLES OF INCORPORATION OF

                                GOLD RESERVE INC.
                               (the "Corporation")

The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

The Corporation is authorized to issue an unlimited number of shares, and the authorized capital of the Corporation is to be divided into Class A Common Shares, Class B Common Shares and Class C Preferred Shares, which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations or prohibitions:

1.               Class A Common Shares ("Class A shares"):

                 (a)         Voting

                 The holders of Class A shares shall be entitled to vote at any meeting of the shareholders of the Corporation, except at meetings at which only holders of another specific class or series of shares of the Corporation are entitled to vote separately as a class or series. The holders of Class A shares shall have one vote in respect of each Class A share held by them and shall be entitled to vote as a class with the Class B shares of the Corporation.

                 (b)         Dividends

                 Subject to the prior rights and preferences, if any, applicable to the Preferred Shares, or any series thereof, the holders of Class A shares shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, that any dividend upon the Class A shares that is payable in common shares shall be paid only in Class A shares to the holders of Class A shares.

                 As long as any of the Class B Common Stock, no par value per share ("GR-Montana Class B Stock"), of Gold Reserve Corporation, a Montana corporation ("GR-Montana"), remains outstanding:

                             (i) dividends may not be declared with respect to Class A shares unless dividends are declared simultaneously on the Class B shares and by GR-Montana with respect to GR-Montana Class B Stock;

                             (ii) other than dividends payable in shares, the sum of the dividend payable per Class B share and the dividend payable per share of GR-Montana Class B Stock shall equal the dividend payable per Class A share; and

                             (iii)       if a dividend is made in Class A
                                         shares, a simultaneous dividend for a
                                         proportionate number of shares must be
                                         made for each of the Class B shares and
                                         the shares of GR-Montana Class B Stock
                                         based on an original ratio of
                                         one-to-one-to-one, as may be adjusted
                                         to give effect to any stock splits,
                                         stock
                                         combinations or other changes in
                                         capitalization. For example, if a
                                         dividend of one Class A share is made,
                                         a simultaneous dividend for one Class B
                                         share and one share of GR-Montana Class
                                         B Stock must be made.

                 These restrictions on dividends shall not apply if the Corporation and/or GR-Montana owns all outstanding shares of GR-Montana Class B Stock originally included in an Equity Unit or if all Equity Units (as defined in Schedule "B") have been converted into Class A shares.

                 (c)         Participation in Assets on Dissolution

                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Shares, or any series thereof, the holders of Class A shares shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, liquidation proceeds in an amount per Class A share equal to the sum of the following:

                             (1)         the lesser of:

                                                     (i)         b/c

                                         or          (ii)        a/d

                 and         (2)         the greater of:

                                                     (i)         0

                                         or          (ii)        a - (b/c)(d)
                                                                 ------------
                                                                   d + e/99

                 where:

                             a           =           the amount of the
                                                     Corporation's liquidation
                                                     proceeds remaining after
                                                     distribution of the
                                                     preferential amounts, if
                                                     any, to holders of
                                                     Preferred Shares

                             b           =           the aggregate GR-Montana
                                                     Class B Stock liquidation
                                                     proceeds at the time of any
                                                     voluntary or involuntary
                                                     liquidation, dissolution or
                                                     winding up of GR-Montana

                             c           =           the total number of shares
                                                     of GR-Montana Class B Stock
                                                     outstanding at the time of
                                                     any voluntary or
                                                     involuntary liquidation,
                                                     dissolution or winding up
                                                     of GR-Montana

                             d           =           the total number of Class A
                                                     shares outstanding at the
                                                     time of the voluntary or
                                                     involuntary liquidation,
                                                     dissolution or winding up
                                                     of the Corporation

                             e           =           the total number of Class B
                                                     shares outstanding at the
                                                     time of liquidation,
                                                     dissolution or winding up
                                                     of the Corporation

                 A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or part of the assets of the Corporation.

                 (d)         Taxes

                 In the event that the Corporation is assessed for tax under
                 Part VI.1 of the Income Tax Act (Canada) (the "Act") on the basis that the Class A shares are taxable preferred shares within the meaning of the Act, the Corporation shall file an election in prescribed form pursuant to, and within the time limits imposed by, subsection 191.2(1) of the Act or any similar successor provision to ensure that the holders of the Class A shares are not subject to tax under Part IV.1 of the Act on dividends received on taxable preferred shares.

2.               Class B Common Shares ("Class B shares"):

                 (a)         Voting

                 The holders of Class B shares shall be entitled to vote at any meeting of the shareholders of the Corporation, except at meetings at which only holders of another specific class or series of shares of the Corporation are entitled to vote separately as a class or series. The holders of Class B shares shall have one vote in respect of each Class B share held by them and shall be entitled to vote as a class with the Class A shares of the Corporation.

                 (b)         Dividends

                 Subject to the prior rights and preferences, if any, applicable to the Preferred Shares, or any series thereof, the holders of Class B shares shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, that any dividend upon the Class B shares that is payable in common shares shall be paid only in Class B shares to the holders of Class B shares.

                 As long as any GR-Montana Class B Stock remains outstanding:

                             (i) dividends may not be declared with respect to Class B shares unless dividends are declared simultaneously on the Class A shares and by GR-Montana with respect to GR-Montana Class B Stock;

                             (ii) other than dividends payable in shares, the sum of the dividend payable per Class B share and the dividend payable per share of GR-Montana Class B Stock shall equal the dividend payable per Class A share;

                             (iii)       if a dividend is made in Class B
                                         shares, a simultaneous dividend for a
                                         proportionate number of shares must be
                                         made for each of the Class A shares and
                                         the shares of GR-Montana Class B Stock
                                         based on an original ratio of
                                         one-to-one-to-one, as may be adjusted
                                         to give effect to any stock splits,
                                         stock combinations or other changes in
                                         capitalization. For example, if a
                                         dividend of one Class B share is made,
                                         a simultaneous dividend for one Class A
                                         share and one share of GR-Montana Class
                                         B Stock must be made; and

                             (iv) dividends payable per Class B share (other than dividends in Class B shares) shall equal 1% of the dividends payable per Class A share.

                 These restrictions on dividends shall not apply if the Corporation and/or GR-Montana owns all outstanding shares of GR-Montana Class B Stock originally included in an Equity Unit, or if all Equity Units have been converted into Class A shares.

                 (c)         Participation in Assets on Dissolution

                 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Shares, or any series thereof, the holders of the Class B shares shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, liquidation proceeds in an amount per Class B share determined in accordance with the following formula, but only to the extent that the formula produces a positive number:

                                          a - (b/c)(d)
                                          ------------
                                           99(d) + e

                 where:

                             a           =           the amount of the
                                                     Corporation's liquidation
                                                     proceeds remaining after
                                                     distribution of the
                                                     preferential amounts, if
                                                     any, to holders of
                                                     Preferred Shares

                             b           =           the aggregate GR-Montana
                                                     Class B Stock liquidation
                                                     proceeds at the time of any
                                                     voluntary or involuntary
                                                     liquidation, dissolution or
                                                     winding up of GR-Montana

                             c           =           the total number of
                                                     shares of GR-Montana Class
                                                     B Stock outstanding at the
                                                     time of any voluntary or
                                                     involuntary liquidation,
                                                     dissolution or winding up
                                                     of GR-Montana

                             d           =           the total number of Class A
                                                     shares outstanding at the
                                                     time of the voluntary or
                                                     involuntary liquidation,
                                                     dissolution or winding up
                                                     of the Corporation

                             e           =           the total number of Class B
                                                     shares outstanding at the
                                                     time of liquidation,
                                                     dissolution or winding up
                                                     of the Corporation

                 A liquidation, dissolution or winding up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation, merger or amalgamation of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or part of the assets of the Corporation.

                 (d)         Cancellation of Class B Shares

                 In the event that all of the Class B shares originally issued as part of Equity Units cease to be outstanding, the Class B shares shall, without any further action of the Corporation, automatically be canceled.

3.               Class C Preferred Shares ("Preferred Shares"):

                 The board of directors of the Corporation is hereby authorized, subject to the limitations prescribed by law and the provisions hereof, at its option, from time to time to divide all or any part of the Preferred Shares into series thereof; to establish from time to time the number of shares to be included in any such series; to determine the designations, rights, privileges, restrictions, and conditions attaching to the shares of each such series; and to determine variations, if any, between any series so established as to all matters, including, but not limited to, the determination of the following:

                 (a) the number of shares constituting each such series and the distinctive designation of such series;

                 (b) the rate of dividend, if any, and whether dividends shall be cumulative or non-cumulative;

                 (c) the voting power of holders of such series, if any, including, without limitation, the vote or fraction of vote to which such holder may be entitled, the events upon the occurrence of which such holder may be entitled to vote, and any restrictions or limitations upon the right of such holder to vote, except on such matters as may be required by law;

                 (d) whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates after which the shares constituting such series shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (e) the extent, if any, to which such series shall have the benefit of any sinking fund provisions for redemption or repurchase of shares;

                 (f) the rights, if any, of such series in the event of the dissolution of the Corporation or upon any distribution of the assets of the Corporation, including, with respect to the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the relative rights or priority, if any, of payment of shares of such series;

                 (g) whether the shares of such series shall be convertible and, if so, the terms and conditions on which shares of such series shall be so convertible; and

                 (h) such other designations, rights, privileges, and relative participating, optional or other special rights, and such restrictions and conditions thereon as are permitted by law.

                                  SCHEDULE "B"

                         TO ARTICLES OF INCORPORATION OF

                                GOLD RESERVE INC.
                               (the "Corporation")


RESTRICTIONS ON SHARE TRANSFERS

1. Each Class B share shall be paired with one share of GR-Montana Class B Stock as an equity unit (an "Equity Unit"), and shall be transferred together as an Equity Unit with such share of GR-Montana Class B Stock, and the Class B share may not be transferred except as set forth herein. The Equity Units shall be evidenced by a Unit Share certificate. The Corporation or its transfer agent, if any, shall refuse to register the transfer of any Class B shares (or fractions of shares) comprised in any Equity Unit, unless there is produced to the Corporation or its transfer agent, if any, such evidence as it may in its discretion require to ensure that on the same occasion there is being transferred to the same person the shares of GR-Montana Class B Stock comprising part of the Equity Unit. For purposes of these Articles, a "transfer" includes a transfer, sale, encumbrance or other disposition of a component of an Equity Unit. If all of the GR-Montana Class B Stock ceases to be outstanding for any reason or all outstanding shares of GR-Montana Class B Stock originally included in Equity Units are owned by GR-Montana and/or the Corporation, the restriction on transfer under this paragraph 1 shall no longer apply, and the restriction on conversion under paragraph 2 below shall no longer apply.

2. Each holder of record of Class B shares may, at any time, at such holder's option, convert any or all of the Class B shares held by such holder into Class A shares, and each Class B share so converted shall be exchanged for a 1% fractional Class A share; provided, however, that no Class B share may be so converted without the simultaneous surrender to GR-Montana, or, if necessary, the Corporation pursuant to paragraph 3 below, of the share of GR-Montana Class B Stock paired therewith to form an Equity Unit for conversion into a 99% fractional Class A share of the Corporation.

3. In order to convert Class B shares into Class A shares, the Unit Share certificate(s) shall be surrendered, duly endorsed, at the office of the Corporation or its exchange agent, if any, where the stock transfer books are maintained, accompanied by a notice stating the number of Class B shares to be converted into Class A shares. Thereupon, the Corporation or its exchange agent, if any, shall promptly issue and deliver to the holder a certificate or certificates for the number of Class A shares to which such holder is entitled, registered in the name of such holder or designee of such holder. If, for any reason, GR-Montana does not deliver Class A shares for shares of GR-Montana Class B Stock, the Corporation shall issue Class A shares for such shares of GR-Montana Class B Stock. The person entitled to receive the Class A shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A shares on the date of conversion.

4. The Corporation shall not be required to issue any fractional shares, other than upon conversion of the Class B shares in accordance with paragraph 3 above, but in lieu thereof, the Corporation may make such equitable provisions as the board of directors may determine. In the event of the conversion of less than all of the Class B shares evidenced by the Unit Share certificate(s) surrendered in accordance with paragraph 3 above, the Corporation shall execute and deliver, without charge to the holder thereof, or at such holder's written direction, to his designee, a new Unit Share certificate evidencing the Class B shares not converted. All costs of issuing certificates for Class A shares upon conversion of the Class B shares in accordance with paragraph 3 above incurred by the Corporation shall be paid by the Corporation.

5. Each Equity Unit is callable by the Corporation in exchange for one Class A share upon the earlier of (i) the liquidation, dissolution or winding up of the Corporation or GR-Montana, and
                 (ii) the expiration of three (3) years from the date of the original issuance of Equity Units if 95% or more of such Equity Units have been exchanged for Class A shares. Any such call may be effected in such manner as may be prescribed by the board of directors of the Corporation in its discretion, subject to the Yukon Business Corporations Act and these Articles.

6. Subject to any required action by the shareholders of the Corporation, the number of Class A shares, or Class B shares included in an Equity Unit, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Corporation resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued shares or other change in capitalization effected without receipt of consideration by the Corporation. Subject to Yukon Business Corporations Act and these Articles, such adjustment shall be made by the Corporation in its sole discretion, which adjustment shall be final, binding and conclusive; provided, however, that, for as long as the Corporation's share capital is divided into Class A shares and Class B shares, no such change in capitalization may be effected by the Corporation unless (a) immediately following any such change in capitalization, the ratio of the number of Class A shares then outstanding to the number of Class B shares then outstanding is equal to such ratio immediately preceding such change in capitalization and (b) the effect thereof will result in an Equity Unit comprising a whole number of Class B shares and a whole number of shares of GR-Montana Class B Stock. All Class B shares resulting from such change in capitalization will thereafter be included in Equity Units, resulting in an adjustment to the Equity Unit pairing ratio.

7. Subject to the provisions of the Yukon Business Corporations Act and these Articles, the Corporation may reduce its stated capital in any way; provided, however, that no such reduction may be made if, as a result, all of the Class B shares contained in Equity Units will be canceled, unless prior to such reduction becoming effective, the board of directors of the Corporation is satisfied that the shares of GR-Montana Class B Stock contained in such Equity Units will be canceled. Any determination by the board of directors of the Corporation that it is so satisfied shall be conclusive and binding.

                                  SCHEDULE "C"

                         TO ARTICLES OF INCORPORATION OF

                                GOLD RESERVE INC.


1. Shareholder meetings may be held in the following municipalities outside of the Yukon Territory:

                 a.          Spokane, Washington;
                 b.          Toronto, Ontario; and
                 c.          Dallas, Texas.

2. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.